UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2024

 REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Fifth Avenue North
Birmingham, Alabama 35203
(Address, including zip code, of principal executive office)
Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RF	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of
6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B	RF PRB	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of
5.700% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C	RF PRC	New York Stock Exchange
Depositary Shares, each representing a 1/40th Interest in a Share of
4.45% Non-Cumulative Perpetual Preferred Stock, Series E	RF PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held by Regions Financial Corporation (“Regions”) on April 17, 2024 (the “2024 Annual Meeting”), Regions’ shareholders elected each of Regions’ 13 Director nominees, ratified the appointment of Ernst & Young LLP as Regions’ independent registered public accounting firm for fiscal year 2024, approved Regions’ executive compensation program, approved “every year” as the frequency of future advisory votes on executive compensation, and did not approve the shareholder proposal relating to a report on risks of politicized de-banking. An archived recording of the 2024 Annual Meeting will be available for a limited time on Regions’ website at ir.regions.com/governance/annual-meeting-of-shareholders.

The following summarizes each of the proposals presented to shareholders, as well as their responsive votes cast. The full text of each proposal is included in Regions’ 2024 Proxy Statement, which was filed with the Securities and Exchange Commission on March 4, 2024.

Proposal 1 — Election of Directors.

Each of Regions’ 13 incumbent Directors, listed below, was elected to serve as a Director of Regions for a term of one year, which will expire at the 2025 Annual Meeting of Shareholders, and until their successors are duly elected and qualified, or their earlier retirement, resignation, or removal. As to each Director nominee’s election, shareholders voted as follows:

	For	Against	Abstain	Broker Non-Votes
Mark A. Crosswhite	690,146,912	11,591,288	1,250,130	110,818,886
Noopur Davis	698,929,915	2,709,533	1,348,882	110,818,886
Zhanna Golodryga	698,913,369	2,719,866	1,355,095	110,818,886
J. Thomas Hill	698,812,908	2,989,517	1,185,905	110,818,886
Joia M. Johnson	679,569,548	22,152,188	1,266,594	110,818,886
Ruth Ann Marshall	664,358,397	37,390,067	1,239,866	110,818,886
James T. Prokopanko	685,473,632	16,210,443	1,304,255	110,818,886
Alison S. Rand	699,578,499	2,258,620	1,151,211	110,818,886
William C. Rhodes, III	699,594,141	2,288,165	1,106,024	110,818,886
Lee J. Styslinger III	668,075,019	33,801,718	1,111,593	110,818,886
José S. Suquet	690,538,330	11,112,609	1,337,391	110,818,886
John M. Turner, Jr.	657,853,870	41,763,282	3,371,178	110,818,886
Timothy Vines	694,486,129	7,396,789	1,105,412	110,818,886

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.

Shareholders ratified the appointment of Ernst & Young LLP as Regions’ independent registered public accounting firm for fiscal year 2024. As to this ratification, shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
779,288,132	33,271,449	1,247,635	0

Proposal 3 — Advisory Vote on Executive Compensation.

Regions’ executive compensation program received annual advisory approval from shareholders. As to this advisory approval, shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
667,888,758	32,994,487	2,105,085	110,818,886

Proposal 4 — Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.

Shareholders expressed a preference to hold future advisory votes on executive compensation on an annual basis. As to this advisory approval, shareholders voted as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
681,882,650	1,259,803	18,362,257	1,483,620	110,818,886

Regions’ Decision as to Frequency of Future Advisory Votes on Executive Compensation.

After considering the voting results for Proposal 4 above, in which Regions shareholders approved the recommendation of the Board of Directors to hold an annual advisory vote on executive compensation, the Board of Directors affirmed its recommendation and elected to continue holding such advisory votes on an annual basis.

Proposal 5 — Shareholder Proposal Relating to a Report on Risks of Politicized De-Banking.

Shareholders did not approve the shareholder proposal relating to a report on risks of politicized de-banking. As to this proposal, shareholders voted as follows:

For	Against	Abstain	Broker Non-Votes
10,634,204	673,164,762	19,189,364	110,818,886

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Tara A. Plimpton
Name:	Tara A. Plimpton
Title:	Chief Legal Officer and Corporate Secretary
Date: April 18, 2024